                                                            Exhibit (p) (ii)


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Principal Financial Officer of SunAmerica Money Market Funds, Inc. do hereby severally constitute and appoint Peter A. Harbeck, Peter C. Sutton, Robert M. Zakem and Peter E. Pisapia or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement on Form N-1A and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

     WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature                                          Title                                Date
---------                                          -----                                ----

/s/ Peter A. Harbeck                               Director and President               August 24, 2000
-----------------------------------------
Peter A. Harbeck                                   (Principal Executive Officer)


/s/ Peter C. Sutton                                Director (Principal                  August 24, 2000
------------------------------------------
Peter C. Sutton                                    Financial and Accounting Officer)


/s/ S. James Coppersmith                           Director                             August 24, 2000
------------------------------------
S. James Coppersmith


/s/ Samuel M. Eisenstat                            Director                             August 24, 2000
--------------------------------------
Samuel M. Eisenstat


/s/ Stephen J. Gutman                              Director                             August 24, 2000
---------------------------------------
Stephen J. Gutman


/s/ Sebastiano Sterpa                              Director                             August 24, 2000
-----------------------------------------
Sebastiano Sterpa